INVESTOR PRESENTATION March 2025

Safe Harbor 2 This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of First Western Financial, Inc.’s (“First Western”) management with respect to, among other things, future events and First Western’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “position,” “project,” “future” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about First Western’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond First Western’s control. Accordingly, First Western cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although First Western believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: integration risks in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 7, 2025 and other documents we file with the SEC from time to time. All subsequent written and oral forward-looking statements attributable to First Western or persons acting on First Western’s behalf are expressly qualified in their entirety by this paragraph. Forward-looking statements speak only as of the date of this presentation. First Western undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise (except as required by law). Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and the sources from which it has been obtained are reliable; however, the Company cannot guaranty the accuracy of such information and has not independently verified such information. This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation. Numbers in the presentation may not sum due to rounding. Our common stock is not a deposit or savings account. Our common stock is not insured by the Federal Deposit Insurance Corporation or any governmental agency or instrumentality. This presentation is not an offer to sell any securities and it is not soliciting an offer to buy any securities in any state or jurisdiction where the offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof.

3 A Unique Financial Institution in Attractive Markets Overview  Niche-focused regional wealth manager built on a private trust bank platform  Headquartered in Denver, Colorado and positioned in desirable, affluent and high growth markets Target Market  Households of $1+ million liquid net worth  High net worth and high growth markets  Colorado, Arizona, Wyoming, California and Montana Company Highlights Competitive Advantage (as of 12/31/24)  Assets: $2.92 billion  Total Loans: $2.43 billion  Total Deposits: $2.51 billion  AUM: $7.32 billion  Operates as one integrated firm, not silos  Team approach benefits both clients and First Western  Local boutique private trust bank offices with central product experts CA MT AZ WY CO Office Locations

Investment Highlights

Attractive Markets and Business Model	▪ Growing institution operating in high growth markets ▪ Attractive, stable deposit base with noninterest-bearing and money market accounts comprising 75% of total deposits as of 12/31/24 ▪ Conservative underwriting and affluent client base results in minimal credit losses
Strong Earnings Momentum	▪ Significant revenue growth driving improved operating leverage and higher profitability since pre-IPO ▪ TBV/share[(1)] increased ~148% since the IPO ▪ Continued scale expected to drive further leverage and generate returns consistent with a high performing institution over long term
Successful Execution on Growth Strategies	▪ Track record of combining organic growth and market expansion with accretive acquisitions to enhance franchise value ▪ Total assets up 179% since the IPO with substantial increases in revenue and EPS ▪ Strengthening commercial banking platform creating more diverse loan portfolio and lower-cost deposit base
Proven Management Team, High Insider Ownership, and Discounted Valuation	▪ Chairman and CEO has previously built and sold three banks for substantial gains for shareholders ▪ COO has been instrumental in building the MYFW franchise over 18 years at the institution ▪ Highly aligned with shareholder interests as insiders own ~18% of total shares outstanding[(2)] ▪ Discounted valuation trading at 0.86x TBV/share[(3)]

(1) See Non-GAAP reconciliation
(2) Represents beneficial ownership as defined within the April 2024 Proxy Statement
(3) As of March 4, 2025

4
FIRST western

$5,795 $7,602 $10,854 $37,745 $28,510 $32,510 $17,416 $13,512 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 2017 2018 2019 2020 2021 2022 2023 2024 2016-2020 Pre-Tax, Pre-Provision Income(1) ($000s) 5 Strong Operational and Financial Momentum  Robust organic balance sheet growth  Accretive acquisitions  Market expansion  Highly leverageable operating platform driving improved efficiencies  Minimal credit losses Drivers of Improved Performance (1) See Non-GAAP reconciliation Adjusted Pre-Tax, Pre-Provision Income(1) ($000s)

Franchise Overview 6

Great Markets, Scarce Investment Opportunity

Characteristics of First Western Markets

- Ranked among states with highest GDP growth
- Strong job and population growth
- Experiencing significant in-migration
- Attractive demographics with large amount of high net worth individuals that utilize private banking and investment management services
- Favorable tax laws for trusts and estates that attract wealthy individuals

Deposits by MSA (1)



Phoenix, AZ 7%
Fort Collins, CO 19%
Boulder, CO 7%
Other 7%
Rock Springs, WY 3%
Jackson, WY 5%
Denver, CO 52%

Deposits by State	
Colorado	81%
Wyoming	12%
Arizona	7%

MYFW is 2nd Largest Publicly Held CO Chartered Bank

As of December 31, 2024	Current Ownership	Total Assets ($bn)
FirstBank	Private	27.2
NBH Bank	Public (NYSE: NBHC)	9.8
Bank of Colorado	Private (Sub. Of Pinnacle Bancorp-NE)	7.2
Alpine Bank	Private	6.5
ANB Bank	Private	3.0
First Western Trust Bank	**Public (Nasdaq: MYFW)**	2.9

Small Market Share Provides Large Growth Opportunity

MSA	State	Market Share	Projected % Change in HHI (2021-2026) (2)
Denver-Aurora-Lakewood	CO	1.13	11.00
Fort Collins	CO	4.37	13.45
Phoenix-Mesa-Scottsdale	AZ	0.10	13.18
Boulder	CO	1.40	11.41
Jackson	WY/ID	4.31	8.50
Rock Springs	WY	7.24	8.82
National Average			**9.01**

(1) Source: S&P Capital IQ as of 12/31/2024
(2) Percentage growth in household income (HHI)

7

FIRSTwestern

Success in Expansion and Acquisition Growth

Acquisitions

2002 – 2005 (5)
- Westcor Insurance Group, Inc.
- Poudre River Valley Trust Co.
- Sprout & Associates, Inc.
- Sterling Partners
- Silversmith Financial Corp

2006 – 2010 (4)
- Reber/Russell Company
- Ryder, Stilwell Inc.
- Asset Purchase – Financial Management Advisors, LLC
- Asset Purchase – GKM Advisors, LLC

2011 – 2015 (1)
- Trust Department Assets – First National Bank of Wyoming

2016 – 2020 (2)
- Asset Purchase – EMC Holdings, Inc.
- Branch Purchase & Assumption from Simmons Bank

2021 - 2022 (1)
- Teton Financial Services, Inc.

2002 | 5 | 9 | 10 | 12 | 13 | 2025

2002 | 3 | 6 | 12 | 16 | 19 | 2025

Office Openings

2002 – 2005 (3)
- Cherry Creek, CO
- Denver, CO
- Northern Colorado, CO

2006 – 2010 (3)
- Boulder, CO
- Century City, CA
- Scottsdale, AZ

2011 – 2015 (6)
- Aspen, CO
- DTC/Cherry Hills, CO
- Fort Collins, CO
- Jackson Hole, WY
- Laramie, WY[4]
- Phoenix, AZ

2016 – 2020 (4)
- Broomfield, CO (2021)
- Greenwood Village, CO
- Lone Tree, CO[2]
- Vail Valley, CO

2021 - 2024 (7)
- Jackson Hole, WY[1]
- Pinedale, WY[1]
- Rock Springs, WY[1]
- Bozeman, MT[5]
- Phoenix, AZ[3]
- Cheyenne, WY[6]
- Loveland, CO[6]

\# Total Acquisitions \# Total Offices

(1) Added through the Teton Financial Services, Inc. acquisition. Jackson Hole offices were consolidated in May 2022
(2) Lone Tree office closed in 2Q2022
(3) Phoenix loan production office closed in 1Q2025
(4) Laramie trust office closed 1Q2023
(5) Bozeman office expanded from a loan production office to a full-service office in 3Q2023
(6) Cheyenne and Loveland loan production offices opened in Q32024

8

FIRSTwestern

9 Revenue Growth Strategies Expand commercial loan production platform  Building expertise in specific vertical markets  Capitalize on growing reputation to attract additional experienced commercial banking talent Expand into new markets with attractive demographics  Vail Valley office opened in 2019  Built team and revenue base to open office in Broomfield, CO in 2021  Full-service Bozeman, MT office opened in 2023 Execute on revenue initiatives in existing markets  Capitalize on higher legal lending limit to expand relationships with existing clients and pursue larger commercial clients  Cross-sell MYFW’s larger offering of trust and wealth management products  Continue adding banking talent to further accelerate market share gains Execute on low- risk strategic transactions that add value to the MYFW franchise  Execute on minimally dilutive acquisitions  Leverage infrastructure through branch acquisition transactions  Proactive expansion, acquisition team

10 Recent M&A Transactions Branch Purchase and Assumption Whole Bank Acquisition  Closed on May 18, 2020  Acquisition of all of the Denver locations of Simmons Bank (three branches and one loan production office)  Assumed $63 million in deposits and $120 million in loans related to the acquired locations  Added scale, an attractive client base, and commercial banking talent Transaction Overview Financial Impact  Mid-teens earnings accretion in 2021 Transaction Overview  Closed on December 31, 2021  Acquisition of Teton Financial Services Inc., the holding company for Rocky Mountain Bank  Expanded First Western’s footprint and market share in Wyoming where favorable trust, estate and tax laws align well with private banking and investment management business model  Added $379 million in deposits and $252 million in loans  Added scale and improved operating efficiencies Financial Impact  High single-digit earnings accretion in 2022  Immediately accretive to TBV/share upon closing  Added low-cost deposits and higher-yielding loans that positively impacted net interest margin

11 Increasing Market Share Successfully attracting new banking talent and growing awareness of superior value proposition are driving increases in market share Change 2022 Market Share 2024 Market Share(1) MSA 0.36%0.77%1.13%Denver-Aurora-Centennial, CO 2.17%2.20%4.37%Fort Collins-Loveland, CO 0.41%6.83%7.24%Rock Springs, WY 1.02%0.63%1.65%Edwards, CO (1) Source: S&P Capital IQ

Unique Business Model 12

13 Unique Market Position

Cross-Selling a Diverse Set of Products and Services

Our local profit centers team with specialized product experts through ConnectView®, with many points of entry

Commercial Banking	▪ Corporate loans to match specific needs ▪ Well-versed in working with complex cash flows and business models ▪ **Customized treasury management** products and services
Retirement / 401(k) Plan Consulting	▪ **Retirement plan consultants** partnering with businesses to sponsor retirement plans ▪ Creative corporate retirement plan design, analysis solutions, fiduciary liability management ▪ ERISA compliance and education
Residential Mortgage Lending	▪ Mortgage banking **specializing in purchase money, high net worth lending** ▪ Underwritten to Fannie Mae and Freddie Mac guidelines ▪ Targeted portfolio lending and secondary sales
Wealth Planning	▪ Wealth planning with specialized services (e.g. philanthropic) ▪ **Proprietary ConnectView® approach**, with access to CFPs, CPAs and estate planning attorneys ▪ Charitable giving tax strategies, deferred-compensation plans, life insurance, key person insurance
Investment Management	▪ Provide a **broad range of asset and sub asset classes,** with automated tax and basis management ▪ Create unique solutions through internal research, proprietary and third-party investment options ▪ Central team creates the platform for Portfolio Managers to service clients, manage accounts
Trust	▪ **Fiduciary wealth management** with expert review of client objectives, creating solutions ▪ Irrevocable life insurance trust, conservatorship, successor trustee, directed custodial trusteeship ▪ WY tax-exempt asset protection, special needs trusts, escrow services, family office services

14

FIRST western

15 Wealth Management Segment Earnings (1) See Non-GAAP reconciliation $1.52 $2.60 $3.21 $1.12 $1.12 $4.15 $3.31 $2.97 $0.85 $1.22 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 FY20 FY21 FY22 FY23 FY24 Wealth Management Segment Consolidated  Wealth Management segment earnings reflects contribution of private banking, commercial banking, and trust and investment management business lines  Growth in private banking, commercial banking, and trust and investment management (TIM) businesses replacing earnings generated by mortgage segment in 2020 and creating sustainable path to higher profitability over long-term Wealth Management Segment Adjusted Diluted Pre-Tax Earnings Per Share(1)

16 Long Track Record of Superior Credit Quality • Relationship-based approach, conservative underwriting criteria, and financial strength of clients have resulted in minimal credit losses over First Western’s history  Underwriting criteria includes three sources of repayment including personal guarantees  Low LTVs and high DSCRs  67% of borrowers have deposit accounts at First Western 0.0% 0.5% 1.0% 1.5% 2.0% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Net Charge-offs as a Percent to Average Loans

Uninsured Deposits Represent 35.9% of Total Deposits at 12/31/24 17 Strong Client Relationships Result in Sticky Deposit Base $2,392 $2,375 $2,420 $2,529 $2,532 $2,411 $2,503 $2,514 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Total Deposits Stable Deposit Base During Highly Volatile Period for the Banking Industry

Driving Profitable Growth 18

19 Strong Execution on Revenue Growth Strategies  Accelerating business development, office expansion and accretive acquisitions all contributing to the balance sheet growth driving improved operating leverage and higher profitability  M&A strategy continued with acquisition of Teton Financial Services  Office expansion continued with hiring of teams to focus on Bozeman, MT market and deepen presence in Colorado and Wyoming (in millions) Incremental Balance Sheet Growth (1/1/20 through 12/31/24) $1,264.7 $994.1 $164.3(1) $433.3 $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0 $1,600.0 Loans HFI Deposits Organic Growth Acquisition 143% Increase in Loans HFI 131% Increase in Total Deposits (1) Acquired growth represents remaining balances as of December 31, 2024 following payoffs/paydowns since the loans were acquired.

Recent Financial Trends 20

Overview of 4Q24 4Q24 Earnings • Net income available to common shareholders of $2.7 million or $0.28 per diluted share • Net interest income after provision for credit losses improved to $17.9 million compared to prior quarter of $15.1 million • Positive trends in a number of key areas resulted in improvement in profitability from prior quarter Continued Execution on Strategic Priorities • Continued priority on prudent risk management and conservative approach to new loan production, but contributions of new banking talent helped drive fourth quarter new loan production to highest level in 2024 • Maintaining disciplined expense control while continuing to make investments in the business that will support profitable growth in the future • Positive trends in asset quality with declines in non-performing loans and non-performing assets • Continued success in deposit gathering efforts with increase in total deposits during 4Q24 Positive Trends in Key Metrics • Continued progress on resolving problem loans with largest OREO now under contract for sale • Further increase in tangible book value per share • Improvement in NIM from prior quarter and expectation of continued improvement due primarily to improved cost of funds • Record quarter of Risk management and insurance fees 21

22 Net Income Available to Common Shareholders and Earnings per Share • Net income of $2.7 million, or $0.28 diluted earnings per share, in 4Q24 • Provision for credit losses decreased $1.5 million in 4Q24 • Tangible book value per share(1) increased 1.6% to $22.83 Net Income Available to Common Shareholders Diluted Earnings per Share (1) See Non-GAAP reconciliation within the appendix

23 Loan Portfolio • Total loans held for investment increased $41.7 million from prior quarter, reversing our five quarter average loan balance decline • Loan growth driven by higher level of new loan production and increased utilization of existing lines of credit • New loan production improved in 4Q24 to $93.5 million with focus primarily on lending to clients that also bring deposits to the bank • Average rate on new loan production of 7.44% was higher than average rate of loans paying off and accretive to NIM 4Q243Q244Q23 $ 120,005$ 116,856$ 140,053Cash, Securities and Other 17,33314,97831,296Consumer and Other 315,686301,542347,515Construction and Development 960,354920,709925,9841-4 Family Residential 614,384608,494546,966Non-Owner Occupied CRE 173,223176,165197,205Owner Occupied CRE 220,501239,660336,842Commercial and Industrial $ 2,421,486$ 2,378,404$ 2,525,861Total 7,5088,88414,129Loans accounted for at fair value(2) $ 2,428,994$ 2,387,288$ 2,539,990Total Loans HFI 25,45512,3247,254Mortgage loans held for sale 251473—Loans held for sale $ 2,454,700$ 2,400,085$ 2,547,244Total Loans (1) Represents unpaid principal balance. Excludes deferred (fees) costs, and amortized premium/ (unaccreted discount). (2) Excludes fair value adjustments on loans accounted for under the fair value option. ($ in thousands, as of quarter end) Loan Portfolio Composition(1) Loan Portfolio Details Loan Production & Loan Payoffs Total Loans(1) Average Period End ($ in millions) ($ in millions, as of quarter end)

24 Total Deposits • Total average deposits increased 4.0% from $2.40 billion in 3Q24 to $2.50 billion in 4Q24. The increase was driven by average interest-bearing and noninterest-bearing growth • Total deposits increased 0.4% from $2.50 billion in 3Q24 to $2.51 billion in 4Q24 • Noninterest-bearing deposits decreased 20.7% from $474 million in 3Q24 to $376 million in 4Q24 primarily due to operating account fluctuations, migration to interest-bearing, and seasonal outflows • Interest-bearing deposits increased 5.4% from $2.03 billion in 3Q24 to $2.14 billion in 4Q24 primarily driven by migration from noninterest-bearing and expanded deposit relationships 4Q243Q244Q23 $ 1,513,605$ 1,350,619$ 1,386,149Money market deposit accounts 471,415533,452496,452Time deposits 139,374130,255147,488Interest checking accounts 14,21215,15216,371Savings accounts 375,603473,576482,579Noninterest-bearing accounts $ 2,514,209$ 2,503,054$ 2,529,039Total Deposits Deposit Portfolio Composition Total Deposits Average Period End ($ in millions, as of quarter end)($ in thousands, as of quarter end)

25 Trust and Investment Management • Total assets under management decreased 1.9% during the quarter to $7.3 billion and increased 8.4% from 4Q23 • The decrease in AUM from 3Q24 was primarily attributed to net withdrawals and lower market values at the end of the fourth quarter of 2024 ($ in millions, as of quarter end) Total Assets Under Management

(1) See Non-GAAP reconciliation within the appendix Gross Revenue Gross Revenue(1) Gross Revenue(1) 26 • Gross revenue(1) increased 4.8% from prior quarter • Net interest income increased 8.3% from prior quarter primarily driven by NIM expansion and growth in interest-earning assets • Non-interest income declined $0.5 million driven by lower net mortgage gain and a write-down on one loan held for sale, offset partially by higher Risk management and insurance fees ($ in thousands) ($ in millions)

27 Net Interest Income and Net Interest Margin • Net interest income increased $1.3 million, or 8.3%, from $15.6 million in 3Q24 to $16.9 million, primarily driven by an increase in interest-earnings assets and a 13 basis point increase in net interest margin • Net interest margin increased 13 basis points during the quarter from 2.32% in 3Q24 to 2.45% in 4Q24, primarily due to a decrease in cost of deposits, partially offset by a decrease in interest-earning assets yield Net Interest Income Net Interest Margin ($ in thousands)

28 Non-Interest Income • Non-interest income decreased $0.5 million to $6.5 million from the prior quarter driven by a decrease in Net gain on mortgage loans and a write-down on one loan held for sale, offset partially by an increase in Risk management and insurance fees • Record quarter of Risk management and insurance fees of $1.1 million, which doubled the level recorded in 4Q23 • Higher mortgage rates and seasonality in Colorado drove a 35% reduction in lock volume quarter over quarter • Non-interest income increased $0.4 million from 4Q23, primarily due to the record quarter in risk management and insurance fees Total Non-Interest Income Trust and Investment Management Fees ($ in thousands) ($ in thousands)

29 Non-Interest Expense and Efficiency Ratio • Non-interest expense increased to $20.4 million from $19.4 million in the third quarter, primarily driven driven by a $1.1 million write-down on OREO driven by updated appraisals received during the quarter, partially offset by decreases in Salaries and employee benefits • Non-interest expense excluding OREO expenses and write-downs decreased to $19.2 million from $19.4 million in the third quarter • The efficiency ratio improved in the quarter from 84.98% as of 3Q24 to 80.74% as of 4Q24 (1) See Non-GAAP reconciliation within the appendix Adjusted Non-Interest Expense(1) Operating Efficiency Ratio(1) (1) (1) (1) ($ in thousands)

30 Asset Quality • NPAs decreased $3.1 million to $49.0 million due to pay downs, the migration of one non-performing loan into performing, and the write-down of OREO • NPLs decreased $1.9 million to $13.1 million due to pay downs and the migration of one non- performing loan into performing • NPA/Total Assets of 0.80% when excluding OREO under contract that is anticipated to close in 1Q25 • ACL/Adjusted Total Loans(1) decreased from 0.79% in 3Q24 to 0.76% in 4Q24, primarily driven by decreased provision on pooled loans Non-Performing Assets/Total Assets Net Charge-Offs (Recoveries)/Average Loans (1) Adjusted Total Loans – Total Loans minus PPP loans and loans accounted for under fair value option; see Non-GAAP reconciliation within the appendix

31 Capital and Liquidity Overview Liquidity Funding Sources (as of 12/31/24) (1) See Non-GAAP reconciliation within the appendix (2) Based on internal policy guidelines Consolidated Capital Ratios (as of 12/31/24) Tangible Common Equity / TBV per Share(1) ($ in thousands) Liquidity Reserves: $ 234,400Total Available Cash 37,077Unpledged Investment Securities Borrowed Funds: Secured: 581,994FHLB Available 28,290FRB Available Other: 244,318Brokered Remaining Capacity Unsecured: 29,000Credit Lines $ 1,155,079Total Liquidity Funding Sources 96.5 %Loan-to-Deposit Ratio (2) (TCE $ in thousands)

Creating Additional Shareholder Value 32

33 2025 Outlook and Priorities • First Western's markets continue to perform well and the strength of our balance sheet and franchise provides opportunities to capitalize on market disruption and challenges being faced by competing banks to add new clients and banking talent • Addition of banking talent over past several quarters should lead to higher level of loan growth in 2025 while still maintaining disciplined underwriting and pricing criteria • Deposit gathering will remain a top priority throughout the organization • Expected drivers of improved financial performance in 2025 ◦ Increased loan growth ◦ Continued expansion in net interest margin ◦ Redeployment of cash generated from sale of OREO properties into interest-earning assets ◦ More robust business development activities in Wealth Management business ◦ More operating leverage resulting from disciplined expense control • Addition of MLOs will positively impact mortgage banking fees if environment is favorable for loan demand in 2025 • Positive trends in key areas expected to continue, which should result in steady improvement in financial performance and further value being created for shareholders

34 Drivers of Long-Term Improved Financial Performance Efficiency Ratio Asset Quality ROA and ROE  Net interest margin expanding due to increase in average yield on loans and improving deposit mix  Disciplined balance sheet management and effective business development efforts expected to result in growth in high quality loans, lower cost of deposits, and fee income  Increased operating leverage through disciplined expense management  Realization of more operational efficiencies through streamlining of back-office support and process improvements throughout the organization  Organization shifting more towards revenue producers without adding to headcount  Investments in technology resulting in improved efficiencies, enhanced client service, and additional revenue generation opportunities  Continued resolution of non-performing loans with minimal loss content  Disciplined underwriting criteria continues to result in strong overall asset quality with low level of losses

MYFW: Our Five Core Strengths

Differentiated, Proven in the Marketplace	▪ **Niche-focused** franchise headquartered in Denver, Colorado ▪ Well-positioned in many **attractive markets** in Arizona, California, Colorado, Montana, and Wyoming ▪ **Specialized central expertise** to compete with siloed national, regional firms ▪ Delivered through **local, boutique trust banking teams** so clients "owned" by MYFW, not associates
Built-in Operating Leverage	▪ **Strong profit center margins at maturity**, growth opportunities in current and new markets ▪ **Revenue growth** over long-term in both fee income and net interest income, with neutral balance sheet ▪ Scalable, **leverageable high fixed cost, low variable cost Product and Support Centers** ▪ Operating **expense investment already in place** for growth and expansion
Highly Desirable Recurring Fee Income	▪ Primarily **recurring** trust and investment management ("TIM") fees ▪ **Low risk, "sticky" wealth/trust business** with comprehensive product offering ▪ **Multiple entry points with ConnectView®** – proprietary review process to service, **cross-sell**
Experienced, Tested Team	▪ Executives are **major bank/professional firm trained**, with deep relationships in communities ▪ Achieved **growth through** business and economic **cycles**, capital constraints ▪ Healthy relationship with all regulators with **strong risk management** culture ▪ CEO with **proven track record** for creating value in previous bank ownership
Unique Opportunity for Investors	▪ At critical mass but small market share, **many current and new market** opportunities ▪ **Proven ability to expand: (1) Organically, (2) By expansion and (3) By acquisition** ▪ Few large Colorado bank alternatives for investors and clients, creating **lift-out opportunities** ▪ Attractive revenue and earnings growth story **trading at discounted valuation**

35

FIRSTwestern

36 President Private Bankers Lenders Portfolio Managers Trust Officer Team-based incentives Relationship-based wealth management Many relationship managers to one client Product group specialists Holistic view of the client – ConnectView® Integrated Team Approach in Boutique Offices Working as a team to grow relationships

37 Organizational Structure Built for Scale Full Bank and Trust:  Aspen, CO  Boulder, CO  Cherry Creek, CO  Denver, CO  DTC/Cherry Hills, CO  Northern Colorado  Jackson Hole, WY  Rock Springs, WY  Pinedale, WY  Scottsdale, AZ  Broomfield, CO  Phoenix, AZ  Vail Valley, Avon, CO  Bozeman, MT Loan Production Offices:  Ft. Collins, CO  Greenwood Village, CO  Loveland, CO  Cheyenne, WY Trust Offices:  Century City, CA  Investment Management  Fiduciary/ Trust  Wealth Planning  Retirement Services  Insurance  Mortgage Services  Treasury Management First Western Profit Centers Product Groups Support Centers  Finance & Accounting  Risk & Compliance  Enterprise Technology  Human Capital  Credit Analysis  Bank & Trust/Investment Operations  Marketing/Branding Big operating leverage from expert, high fixed cost teams Very profitable when mature

38 Long-Term Goals to Drive Shareholder Value  Since our pre-2018 IPO status as of year end 2017, we have tripled total loans and total deposits, more than doubled TBV per share, had substantial increases in annual revenue, and demonstrated significant operating leverage. Looking forward we can drive shareholder value by:  Continuing to execute well, creating more operating leverage to drive high performing ROAA and ROAE results  Emphasizing our differentiation in marketplace  Growing through $5 billion in total assets, $25 billion TIM assets through both organic growth and acquisitions, ideally:  ~50 offices – infill and adjacent  Maturing at $8 million in revenue per office through growing 20%  75% contribution margin per office at maturity, then growing  Building footprint, scale and operating leverage with M&A  Disciplined approach to be significantly earnings accretive with minimal TBV dilution  Enhancing wealth management platform  Upgrade omnichannel client experience  Create new digital distribution channel Our mission is to be the BPBFWWMC – Best Private Bank for the Western Wealth Management Client We believe First Western can be a unique, niche focused regional powerhouse with high fee income and consistent strong earnings from our scalable wealth management platform

MYFW’s core strengths provide the foundation for driving shareholder value 39 A Unique and Attractive Investment Differentiated, Proven in the Marketplace Built-in Operating Leverage Highly Desirable Recurring Fee Income Experienced, Tested Team Unique Opportunity for Investors

Appendix 40

Organizational Overview 41

Team: Ready to Take MYFW to the Next Level

Name	Title	Joined FW	Years in Industry	Prior Experience
Scott C. Wylie	Chairman, CEO & President	2002	35	▪ Chairman & CEO, Northern Trust Bank of Colorado ▪ Chairman & CEO, Trust Bank of Colorado ▪ CEO, Equitable Bancshares of Colorado and Women's Bank, Chairman, Equitable Bank ▪ Chairman, American Fundware ▪ President & CEO, Bank and Trust of Puerto Rico ▪ Associate, First Boston Corporation
Julie A. Courkamp	President, Chief Operating Officer	2006	22	▪ Executive roles within First Western with responsibility for Accounting & Finance, Risk, Technology, Operations and Human Resources ▪ Assurance services with PricewaterhouseCoopers
David R. Weber	Chief Financial Officer & Treasurer	2018	15	▪ Various finance roles at First Western including Finance & Treasury Manager and Director of Finance & Treasury & Cashier of the Bank ▪ Various finance roles at Fifth Third Bank
Matt C. Cassell	Chief Banking Officer	2020	25	▪ Colorado Market President, Simmons Bank ▪ President-Colorado, Bank SNB ▪ Market President, Community Banks of Colorado
Eric E. Ensmann	Chief Risk Officer	2024	30	▪ Executive roles with BBVA USA, including CRO, Dir. Risk Internal Control/ERM, Chief Credit Policy Officer, Dir. Risk & Portfolio Management ▪ Wells Fargo & Bank of America: Various roles in client facing and underwriting/portfolio management positions
Aimee N. Meester	Chief Marketing Officer	2024	16	▪ Fractional CMO for First Western since December 2022 ▪ Founder and CEO of Madison Taylor Marketing ▪ Various roles within financial services ranging from Bank of the West to NMOs prior to the agency

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MYFW's Sophisticated Board of Directors

Name	Director Since	Primary Business
Scott C. Wylie	2002	▪ First Western Financial, Inc.
Julie A. Caponi, CPA[1]	2017	▪ Former Finance Executive at Arconic, Inc. (fka Alcoa Inc.) ▪ Former audit partner at Deloitte ▪ Board member & Audit Committee chair for FCF (NYSE)
Julie A. Courkamp	2021	▪ First Western Financial, Inc.
David R. Duncan	2011	▪ Energy ▪ Winery Executive, Silver Oak Cellars ▪ Entrepreneur, board member, business leader
Thomas A. Gart	2013	▪ Real Estate Developer ▪ Specialty Retail Executive ▪ Family business, PE investing across broad range of industries
Patrick H. Hamill	2004	▪ Real Estate Developer ▪ Home Builder Executive ▪ Entrepreneur, business/community leader, real estate expertise
Luke A. Latimer	2015	▪ Utility Maintenance ▪ Construction Executive ▪ Family business, public bank board
Scott C. Mitchell	2021	▪ President, U.S. Engineering, Metalworks ▪ President of several successful manufacturing companies ▪ Six Sigma Master Black Belt
Ellen S. Robinson	2024	▪ Principal and Founder of the Robinson Coaching Group, Inc ▪ Leadership development and coaching ▪ Professional Coach Certification
Mark L. Smith	2002	▪ Real Estate Developer ▪ Entrepreneur, community leadership, real estate expertise
Joseph C. Zimlich, CPA	2004	▪ Family Office Executive ▪ Corporate leadership, board, and investment management

(1) CPA license inactive.

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Non-GAAP Reconciliations 44

45 Non-GAAP Reconciliation Consolidated Gross Revenue For the Years Ended, (Dollars in thousands) 2018 2019 2020 2021 2022 2023 2024 Total income before non-interest expense 57,602$ 63,997$ 92,615$ 95,408$ 107,934$ 82,698$ 90,071$ Less: Unrealized (loss) gain recognized on equity securities (15) 21 15 (21) 342 (22) (33) Less: Net loss on loans accounted for under the fair value option - - - - (891) (2,010) (999) Less: Net gain on equity interests - 119 - 489 7 - - Less: Net gain on sale of assets - 183 - - - - - Less: Net loss on loans held for sale - - - - (12) (178) (105) Plus: Provision for credit losses 180 662 4,682 1,230 3,682 10,355 1,933 Gross revenue 57,797$ 64,336$ 97,282$ 96,170$ 112,170$ 95,263$ 93,141$ Consolidated Adjusted Pre-tax, Pre-provision Income For the Years Ended, (Dollars in thousands) 2018 2019 2020 2021 2022 2023 2024 Net income before income tax, as reported 7,422$ 10,192$ 33,063$ 27,280$ 28,828$ 7,061$ 11,579$ Plus: Provision for credit losses 180 662 4,682 1,230 3,682 10,355 1,933 Pre-tax, Pre-provision Income 7,602$ 10,854$ 37,745$ 28,510$ 32,510$ 17,416$ 13,512$  Adjusted Diluted Pre-Tax Earnings Per Share (Dollars in thousands) 2018 2019 2020 2021 2022 2023 2024 Wealth Management income before income tax 8,664$ 6,152$ 12,086$ 21,378$ 31,139$ 9,660$ 10,629$ Mortgage (loss) income before income tax (1,242) 4,040 20,978 5,902 (2,311) (2,599) 950 Plus: Impairment of contingent consideration assets - - - - - 1,249 338 Less: Income tax expense 1,775 2,183 8,529 6,670 7,130 1,836 3,106 Adjusted net income available to common shareholders 5,647$ 8,009$ 24,535$ 20,610$ 21,698$ 6,474$ 8,811$ Adjusted diluted weighted average shares 5,586,620 7,914,961 7,961,904 8,235,178 9,713,623 9,725,910 9,755,804 Wealth Management Segment Adjusted Diluted Pre-Tax Earnings Per Share 1.55$ 0.78$ 1.52$ 2.60$ 3.21$ 1.12$ 1.12$ Consolidated Adjusted Diluted Pre-Tax Earnings Per Share 1.33$ 1.29$ 4.15$ 3.31$ 2.97$ 0.85$ 1.22$ For the Years Ended,

Non-GAAP Reconciliation

Consolidated Efficency Ratio *(Dollars in thousands)*	2018	2019	2020	2021	2022	2023	2024
Non-interest expense	$ 50,182	$ 53,806	$ 59,552	$ 68,128	$ 79,106	$ 75,637	$ 78,492
Less: OREO expenses and write-downs	-	-	190	-	-	-	1,285
Less: Loss on assets held for sale	-	-	553	-	-	-	-
Plus: Gain on sale of LA fixed income team	-	-	62	-	-	-	-
Adjusted non-interest expense	$ 50,182	$ 53,806	$ 58,871	$ 68,128	$ 79,106	$ 75,637	$ 77,207
Net interest income	$ 30,624	$ 32,061	$ 46,102	$ 56,509	$ 83,204	$ 71,105	$ 64,324
Non-interest income	27,158	32,598	51,195	40,129	28,412	21,948	27,680
Less: Unrealized (loss)/gain recognized on equity securities	(15)	21	15	(21)	342	(22)	(33)
Less: Net loss on loans accounted for under the fair value option	-	-	-	-	(891)	(2,010)	(999)
Less: Net gain on equity interests	-	119	-	489	7	-	-
Less: Net gain on sale of assets	-	183	-	-	-	-	-
Less: Net loss on loans held for sale	-	-	-	-	(12)	(178)	(105)
Adjusted non-interest income	$ 27,173	$ 32,275	$ 51,180	$ 39,661	$ 28,966	$ 24,158	$ 28,817
Adjusted total income	$ 57,797	$ 64,336	$ 97,282	$ 96,170	$ 112,170	$ 95,263	$ 93,141
Efficiency ratio	86.8%	83.6%	60.5%	70.8%	70.5%	79.4%	82.9%

Allocation of the Allowance for Credit Losses (ACL)	As of December 31,							
	2024				2023			
(Dollars in thousands)	ACL Amount	% of Loans	% of ACL	%[1]	ACL Amount	% of Loans	% of ACL	%[1]
Commercial:								
Construction and Development	$ 5,184	1.65%	28.3%	13.0%	$ 7,945	2.30%	33.2%	13.7%
Non-Owner Occupied CRE	4,340	0.71%	23.7%	25.3%	2,325	0.43%	9.7%	21.6%
Owner Occupied CRE	654	0.38%	3.6%	7.1%	1,034	0.53%	4.3%	7.8%
Commercial and Industrial	2,357	1.07%	12.9%	9.1%	7,172	2.13%	30.0%	13.3%
Total Commercial	**12,535**	**0.95%**	**68.4%**	**54.5%**	**18,476**	**1.30%**	**77.2%**	**56.4%**
Consumer:								
Cash, Securities and Other	410	0.34%	2.2%	5.0%	961	0.69%	4.0%	5.6%
Consumer and Other	185	1.06%	1.0%	0.7%	124	0.46%	0.5%	1.1%
1-4 Family Residential	5,200	0.54%	28.4%	39.8%	4,370	0.47%	18.3%	36.9%
Total Consumer	**5,795**	**0.53%**	**31.6%**	**45.5%**	**5,455**	**0.50%**	**22.8%**	**43.6%**
Total allowance for credit losses	**$ 18,330**	**0.76%**	**100.0%**	**100.0%**	**$ 23,931**	**0.95%**	**100.0%**	**100.0%**

(1) Represents the percentage of loans to total loans in the respective category.

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47 Non-GAAP Reconciliation Adjusted Diluted Pre-Tax Earnings Per Share (Dollars in thousands) 31-Dec-23 31-Mar-24 30-Jun-24 30-Sep-24 31-Dec-24 Wealth Management (loss) income before income tax (3,626)$ 3,397$ 645$ 2,218$ 4,369$ Mortgage (loss) income before income tax (731) 182 770 453 (455) Plus: Impairment of contingent consideration assets - 143 97 - 98 Less: Income tax (benefit) expense (1,138) 1,064 339 537 1,166 Adjusted net income available to common shareholders (3,219)$ 2,658$ 1,173$ 2,134$ 2,846$ Adjusted diluted weighted average shares 9,572,582 9,710,764 9,750,667 9,766,656 9,794,797 Wealth Management Segment Adjusted Diluted Pre-Tax Earnings Per Share (0.38)$ 0.36$ 0.08$ 0.23$ 0.46$ Consolidated Adjusted Diluted Pre-Tax Earnings Per Share (0.46)$ 0.38$ 0.16$ 0.27$ 0.41$ For the Quarters Ended,

Non-GAAP Reconciliation

Consolidated Efficiency Ratio (Dollars in thousands)	For the Three Months Ended, December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Non-interest expense	$ 18,276	$ 19,696	$ 19,001	$ 19,368	$ 20,427
Less: OREO expenses and write-downs	—	—	29	35	1,222
Adjusted non-interest expense	$ 18,276	$ 19,696	$ 18,972	$ 19,333	$ 19,205
Net interest income	$ 16,331	$ 16,070	$ 15,778	$ 15,568	$ 16,908
Non-interest income	6,081	7,277	6,972	6,972	6,459
Less: unrealized (loss)/gain recognized on equity securities	(2)	(6)	(2)	24	(49)
Less: net loss on loans accounted for under the fair value option	(91)	(302)	(315)	(233)	(149)
Less: net gain/(loss) on loans held for sale	—	117	—	—	(222)
Adjusted non-interest income	$ 6,174	$ 7,468	$ 7,289	$ 7,181	$ 6,879
Adjusted total income	$ 22,505	$ 23,538	$ 23,067	$ 22,749	$ 23,787
Efficiency ratio	**81.21 %**	**83.68 %**	**82.25 %**	**84.98 %**	**80.74 %**

Consolidated Tangible Common Book Value Per Share (Dollars in thousands)	As of, Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2022	Dec. 31, 2023	Mar. 31, 2024	Jun. 30, 2024	Sept. 30, 2024	Dec. 31, 2024
Total shareholders' equity	$ 127,678	$ 154,962	$ 219,041	$ 240,864	$ 242,738	$ 245,528	$ 246,875	$ 248,831	$ 252,322
Less:									
Goodwill and other intangibles, net	19,714	24,258	31,902	32,104	31,854	31,797	31,741	31,684	31,627
Intangibles held for sale[1]	3,553	—	—	—	—	—	—	—	—
Tangible common equity	**$ 104,411**	**$ 130,704**	**$ 187,139**	**$ 208,760**	**$ 210,884**	**$ 213,731**	**$ 215,134**	**$ 217,147**	**$ 220,695**
Common shares outstanding, end of period	7,940,168	7,951,773	9,419,271	9,495,440	9,581,183	9,621,309	9,660,549	9,664,101	9,667,142
Tangible common book value per share	**$ 13.15**	**$ 16.44**	**$ 19.87**	**$ 21.99**	**$ 22.01**	**$ 22.21**	**$ 22.27**	**$ 22.47**	**$ 22.83**

Q4 2024 net income available to common shareholders	**$ 2,748**
Q4 2024 return on tangible common equity (annualized)	**4.98 %**

(1) Represents the intangible portion of assets held for sale

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Non-GAAP Reconciliation

Wealth Management Gross Revenue	For the Three Months Ended,				
(Dollars in thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Total income before non-interest expense	$ 13,362	$ 21,890	$ 18,242	$ 20,296	$ 23,540
Less: unrealized (loss)/gain recognized on equity securities	(2)	(6)	(2)	24	(49)
Less: net loss on loans accounted for under the fair value option	(91)	(302)	(315)	(233)	(149)
Less: net gain/(loss) on loans held for sale at fair value	—	117	—	—	(222)
Plus: provision for (release of) credit losses	8,493	72	2,334	501	(974)
Gross revenue	**$ 21,948**	**$ 22,153**	**$ 20,893**	**$ 21,006**	**$ 22,986**

Mortgage Gross Revenue	For the Three Months Ended,				
(Dollars in thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Total income before non-interest expense	$ 557	$ 1,385	$ 2,174	$ 1,743	$ 801
Gross revenue	**$ 557**	**$ 1,385**	**$ 2,174**	**$ 1,743**	**$ 801**

Consolidated Gross Revenue	For the Three Months Ended,				
(Dollars in thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Total income before non-interest expense	$ 13,919	$ 23,275	$ 20,416	$ 22,039	$ 24,341
Less: unrealized (loss)/gain recognized on equity securities	(2)	(6)	(2)	24	(49)
Less: net loss on loans accounted for under the fair value option	(91)	(302)	(315)	(233)	(149)
Less: net gain/(loss) on loans held for sale at fair value	—	117	—	—	(222)
Plus: provision for (release of) credit losses	8,493	72	2,334	501	(974)
Gross revenue	**$ 22,505**	**$ 23,538**	**$ 23,067**	**$ 22,749**	**$ 23,787**

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50 Non-GAAP Reconciliation As ofAllowance for Credit Losses to Bank Originated Loans Excluding PPP December 31, 2024September 30, 2024June 30, 2024March 31, 2024December 31, 2023(Dollars in thousands) $ 2,428,994$ 2,387,288$ 2,460,690$ 2,480,196$ 2,539,990Total loans held for investment 2,0872,6033,1293,7794,343Less: PPP loans 7,5088,88410,49412,27614,129 Less: Purchased loans accounted for under fair value options ("FVO") $ 2,419,399$ 2,375,801$ 2,447,067$ 2,464,141$ 2,521,518Adjusted loans excluding PPP and FVO 18,33018,79627,31924,63023,931Allowance for credit losses 0.76%0.79%1.12%1.00%0.95 %Allowance for credit losses to adjusted loans For the Three Months Ended, Pre-tax, Pre-Provision Net Income December 31, 2024September 30, 2024December 31, 2023(Dollars in thousands) $ 3,914$ 2,671$ (4,357)(Loss)/Income before income taxes (974)5018,493Plus: provision for (release of) credit losses $ 2,940$ 3,172$ 4,136Pre-tax, pre-provision net income